EXHIBIT 99.1

Synergy Resources Issues Preliminary Second Quarter Financial Highlights and Operational Update; Announces 2016 Second Quarter Earnings Release and Conference Call Date; Announces Upcoming Investor Conferences
DENVER, CO July 28, 2016 (Marketwired)—Synergy Resources Corporation (NYSE: SYRG) (“Synergy” or the “Company”), an oil and gas exploration and production company focused in the Denver-Julesburg Basin, today issues its preliminary second quarter June 30, 2016 financial highlights and operations update, announces its second quarter conference call information and upcoming investor conferences.
Second Quarter 2016 Financial Highlights

•	Production sales volumes of 11.1 MBOE/day (50% oil), representing 34% production growth over the comparable period in 2015

•	Capital expenditures for three and six months ended June 30, 2016 were $28.3 million and $36.5 million, respectively

•	Completed two equity offerings for total, net proceeds of $454.2 million

•	Completed first closing of $505 million acquisition (33,100 net acres) in the Wattenberg Field

•	Liquidity of $223.6 million at June 30, 2016 composed of $78.6 million in cash on hand and $145 million undrawn revolver

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Net Production, Sales Prices, Unit Cost Comparison and Guidance	Three Months Ended		% Chg.	Six Months Ended		% Chg.
Average Daily Volumes	6/30/2016	6/30/2015		6/30/2016	6/30/2015
Daily Production (BOE/day)	11,098	8,299	34%	11,304	7,668	47%

Product Price Received
Crude Oil ($/Bbl)	$35.06	$50.47	-31%	$29.37	$44.75	-34%
Natural Gas ($/Mcf)	$2.04	$2.72	-25%	$1.93	$3.02	-36%

Differentials
NYMEX WTI	-10.53$	-7.47$	41%	-10.02$	-8.53$	18%
NYMEX Henry Hub	-0.11$	$0.02	nm	-0.14$	$0.29	nm

Unit Cost Analysis
Lease Operating Expense ($/BOE)	$6.77	$4.96	37%	$5.42	$5.66	-4%

Guidance
	Full-Year 2016 Guidance
Capital Expenditures (Mil) (a)	$130 - $150
Horizontal Wells Drilled	55 Gross (52 net)
Daily Production (BOE/day)	11,000 – 12,000
(a) Includes $30 million for discretionary seismic and Leasing

Lynn A. Peterson, Chief Executive Officer of Synergy, commented, “Production for the 2nd quarter of 2016 increased approximately 34% year-over-year, but was down slightly from the previous quarter. We attribute the small decline to offset operator completion activities, our recent Adams County, Colorado vertical well divestiture combined with higher line pressures in the western part of the Wattenberg Field. Our basin differentials were higher for both the three and six months periods of 2016 as virtually all our production was delivered to meet pipeline commitments entered into during 2014, where our oil differentials are the widest.”
Mr. Peterson also noted that, “Lease operating expense in the 2nd quarter 2016 was impacted by approximately $1.4 million due to an unusual level of environmental remediation work. This work is a normal part of doing business for any resource extraction company; however, we experienced more activity than normal due to certain clean-up projects related to previously acquired properties. We expect this level of activity to subside in future quarters as we remediate the aforementioned properties.”

OPERATIONS UPDATE
The Company continued to operate one drilling rig into July 2016. Drilling operations at the Fagerberg Pad have been completed and the rig has commenced drilling operations on a municipal site in the city of Evans, Colorado where the Company has two pads from which 11 wells will be drilled from each pad. A

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second rig has been mobilized onto the location and drilling operations are expected to commence this week. Operating both rigs on these pads simultaneously will expedite drilling of the 22 planned gross wells. Subsequent to the Evans drilling spacing unit, one of the rigs will be mobilized to the Williams Pad where nine mid-length wells have been permitted. Depending upon oil prices, the second rig will either be dropped or be moved to the Kawata pad.
Vista Pad (86% Working Interest “WI”; 72% Net Revenue Interest “NRI”)

•
Completed 10 standard length lateral wells (Avg. 4,088’ lateral); four wells had liners with sliding sleeve completions and six were monobore wells with plug and perf completions; 3 Niobrara A, 4 Niobrara C and 3 Codell

•	Early implementation of the oil gathering system eliminated the need for truck transportation of oil

•	Gross production for the first 30 days averaged 2,606 BOE/day (80% oil)

Fagerberg Pad (96% WI; 76% NRI)

•	14 mid-length lateral, monobore wells (Avg. 7,635’ lateral) have been drilled: 2 Niobrara A, 5 Niobrara B, 3 Niobrara C and 4 Codell.

•	Completion operations are expected to commence in mid-August 2016

•	Oil gathering pipeline has been built to location

Evans Pads (93% WI; 73% NRI)

•	13 long length lateral, monobore wells (~10,000’) and nine extended length lateral, monobore wells (~12,000’); 4 Niobrara A, 6 Niobrara B, 6 Niobrara C and 6 Codell

•	Drilling commenced in the last week of July 2016

•	Completion activities are expected to commence in December 2016 and will be staggered between the Evans East pad and Evans West pad in order to optimize mid-stream capacity

•	Oil gathering pipeline has been built to location

Williams Pad (99% WI; 75% NRI)

•	Nine mid-length lateral, monobore wells (7,500’); 3 Niobrara A, 4 Niobrara C and 2 Codell

Kawata Pad (69% WI; 54% NRI)

•	Ten mid-length lateral, monobore wells (7,500’); 1 Niobrara A, 3 Niobrara B, 3 Niobrara C and 3 Codell

Midstream
Synergy is in ongoing communication with its midstream service providers with respect to their development plans. The Company continues to focus on efficient and economic operations while minimizing the impact on the surrounding community. Reducing truck traffic in the field is a significant part of that effort, as demonstrated by the Company’s use of oil gathering systems on its Wind and Vista pads. All of the Company’s oil production from the Fagerberg, Evans and Williams pads is expected to be transported via pipelines. The Company has continued to work closely with Noble Midstream Services as

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it plans its 2017 activities. Transporting liquids, including oil, produced water and fresh water for completions via pipe early in the development phase will reduce the number of trucks on the road and is economically advantageous.
Mr. Peterson commented, “We are pleased to be adding a second rig and to commence drilling operations on our Evans pad. This pad is located within the boundaries of our recent Greeley Crescent Acquisition and this will be a significant step forward as we move towards 2017 and should demonstrate the quality of the acreage acquired in the transaction. Our balance sheet continues to be robust and we are in a great position to move into 2017. We are currently finalizing our expectations for next calendar year including working with our midstream providers and expect to announce guidance in the coming weeks.”

Second Quarter 2016 Earnings Release and Call
Synergy plans to issue its second quarter earnings release on Thursday, August 4, 2016 after the close of trading on the New York Stock Exchange.
Synergy Resources will host a conference call on Friday, August 5, 2016 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) to discuss the results. The call will be conducted by Chairman and CEO Lynn A. Peterson, CFO James Henderson, co-COOs Nick Spence and Mike Eberhard and Manager of IR John Richardson. A Q&A session will immediately follow the discussion of the results for the quarter.
To participate in this call please dial:
Domestic Dial-in Number: (877) 407-9122
International Dial-in Number: (201) 493-6747

Upcoming Investor Conferences
Members of Synergy Resources Corporation senior management will participate in the following hosted investor events:
Enercom’s The Oil & Gas Conference- August 15, 2016 in Denver, CO
Barclays CEO Energy-Power Conference - September 6-8, 2016 in New York, NY
Stifel Baltusrol Executive Summit - September 12, 2016 in Springfield, NJ
Credit Suisse Small/Mid Cap Conference - September 14-15, 2016 in New York, NY
Deutsche Bank Boston Energy Conference - September 20, 2016 in Boston, MA
Johnson Rice 2016 Energy Conference - September 21, 2016 in New Orleans, LA

About Synergy Resources Corporation
Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Wattenberg Field in Northern Colorado which is part of the Denver-Julesburg Basin. The Company's corporate offices are located in Denver, Colorado.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this news release related to the Company's future plans and opportunities are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. All statements in this release other than statements of historical fact are forward-looking statements. Forward-looking statements in this release include statements regarding expected production, expenses, development activities (including wells to be drilled) and midstream activities. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the forward-looking statements, including adverse changes in commodity prices, general economic and financial conditions, the regulatory environment or the risk that drilling and other activities will be unsuccessful or fail to meet expectations. Synergy urges you to carefully review and consider the cautionary statements made in the "Risk Factors" sections of the Company's Transition Report on Form 10-K for the four months ended December 31, 2015, filed with the Securities and Exchange Commission ("SEC") on April 22, 2016, and Quarterly Report on Form 10-Q for the three months ended March 31, 2016, filed with the SEC on May 3, 2016, and other filings with the SEC, all of which are incorporated by reference herein, for further information on risks and uncertainties that could affect the Company's business, financial condition and results of operations. The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date made. Synergy undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward looking statements are qualified in their entirety by this cautionary statement.

Company Contact:
John Richardson
Synergy Resources Corporation
Tel 720-616-4308
E-mail: jrichardson@syrginfo.com